UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2005
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48034 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.06 Material Impairments
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” Lear Corporation (“Lear” or the “Company”) periodically evaluates the carrying value of its goodwill for indicators of impairment. SFAS No. 142 requires the Company to evaluate the carrying value of its goodwill for potential impairment on an annual basis or on an interim basis if there are indicators of potential impairment.
As previously disclosed, in conjunction with Lear’s restructuring program, the Company is continuing to evaluate strategic alternatives with respect to its Interior segment. This segment continues to experience unfavorable operating results, primarily as a result of higher raw material costs, lower production volumes on key platforms, industry overcapacity, insufficient customer pricing and changes in certain customers’ sourcing strategies. Based on the foregoing, Lear concluded on September 19, 2005, that the Interior segment’s goodwill has been materially impaired. At this time, Lear is unable to make a good-faith estimate of the amount or range of amounts of the impairment charge. Such impairment charge will not result in future cash expenditures. Lear will file an amended report on Form 8-K pursuant to this Item 2.06 within four business days after it makes an estimate of such amount or range of amounts. Further, an estimate of the goodwill impairment charge will be recorded in accordance with SFAS No. 142 in the Company’s third quarter 2005 financial results.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: September 19, 2005	By:	/s/ James L. Murawski
		Name:	James L. Murawski
		Title:	Vice President and Corporate Controller

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